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                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

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

Filed by the registrant [x]
Filed by a party other than the registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement                     [ ]  Confidential, For Use of the Commission Only
                                                         (as permitted by Rule 14a-6(e)(2))


[ ] Definitive Proxy Statement
 X  Definitive Additional Materials


[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Resources Accrued Mortgage Investors 2, L.P.
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                           (Name of Registrant as Specified in Its Charter)


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                          (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

Limited Partnership Units
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(2) Aggregate number of securities to which transaction applies:

187,919
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(3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4) Proposed maximum aggregate value of transaction:

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(5) Total fee paid:

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[ ] Fee paid previously with preliminary materials
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[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:


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(2)  Form, Schedule or Registration Statement no.:


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(3)  Filing Party:


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(4)  Date Filed:

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                   RESOURCES ACCRUED MORTGAGE INVESTORS 2 L.P.
                           7 Bulfinch Place, Suite 500
                                  P.O. Box 9507
                           Boston, Massachusetts 02114
                                 (617) 570-4600


                                December 3, 2001


To the Limited Partners of
Resources Accrued Mortgage Investors 2 L.P.:


         We previously provided you a Consent Solicitation Statement, dated November 1, 2001 (the "Consent") which sought your approval to an amendment to the Agreement of Limited Partnership of Resources Accrued Mortgage Investors 2 L.P. to permit the transfer by RAM Funding, Inc. of its managing general partner interest in the partnership, and by Presidio AGP Corp. of its associate general partner interest in the partnership, to Maxum LLC. It has come to our attention that a number of you did not get the Consent until at least a week after its mailing. Accordingly, to enable each limited partner to fully determine whether to vote in favor or against the amendment, we are extending the expiration date of the consent period to 5:00 p.m., New York City time, on December 21 2001. To date the partnership has received votes totaling 48.24% of the limited partnership interests in the partnership in favor of the amendment.

         In making your decision whether to vote for or against the amendment, please note that:

              o If the amendment is approved, Maxum will become the managing and associate general partner of the partnership and will become responsible for the day-to-day management of the partnership, investor servicing and the other obligations of the managing and associate general partner under the terms of the partnership agreement.

              o Management of Maxum has extensive experience owning and managing real estate and knowledge of the Reno, Nevada real estate market. Affiliates of Maxum currently own real estate adjacent to the Sierra Marketplace shopping center, the property that secures the partnership's remaining mortgage loan. Maxum believes that its familiarity with the Reno, Nevada area may help maximize the value of the partnership's mortgage loan on Sierra Marketplace.

              o If the amendment is approved, the managing general partner will distribute all cash reserves of the partnership, other than $500,000, immediately prior to the change in general partners. In this regard, it is anticipated that the managing general partner will cause the partnership to make a distribution of approximately $5,000,000 or $26.34 per unit.

                                      A-1

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              o     The vote on the amendment will have no effect on the
                    proposed settlement of the current class action lawsuit.

         In making your decision, you should carefully review and consider the information set forth in the Consent.

         Your vote on this matter is very important. Abstentions or failure to return the enclosed consent form will have the same effect as voting against the amendment. Therefore, you are requested to complete, sign and return the consent form in the enclosed postage-paid envelope or fax it to (718) 234-5001 at your earliest convenience and, in any event, by the expiration date of the consent period which is 5:00 p.m., New York City time, on December 21, 2001, or such later date and time as we may set.

         If you have any questions about the amendment or the Consent Solicitation Statement, please call our information and solicitation agent, MacKenzie Partners, Inc., at (800) 322-2885.

                                             RAM Funding, Inc.,
                                             Managing General Partner